Exhibit 107

Calculation of Filing Fee Table

Form F-3

(Form Type)

GSK plc

GlaxoSmithKline Capital Inc.

GlaxoSmithKline Capital plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price(1)	Fee Rate(1)	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Debt	Debt securities of GSK plc	Rule 456(b) and Rule 457(r)					(2)

	Debt	Guaranteed debt securities of GlaxoSmithKline Capital plc	Rule 456(b) and Rule 457(r)					(2)

	Debt	Guaranteed debt securities of GlaxoSmithKline Capital Inc.	Rule 456(b) and Rule 457(r)					(2)

	Other	Guarantees of GSK plc in connection with guaranteed debt securities	Rule 456(b) and Rule 457(r)					(3)

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Rule 415(a)(6)	(4)		$10,000,000,000			F-3	333-254756, 333-254756-01 and 333-254756-02	March 26, 2021	$1,102,000

	Total Offering Amounts					Indeterminate		N/A

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							N/A

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims

Fee Offset Sources

(1)

An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), each Registrant is deferring payment of all of the registration fee.
(3)	Pursuant to Rule 457(n), no separate fee for the guarantees is payable.
(4)

Pursuant to Rule 415(a)(6) under the Securities Act, $10,000,000,000 of unsold securities (the “Unsold Securities”) previously registered on the Registration Statement on Form F-3 (File Nos. 333-254756, 333-254756-01 and 333-254756-02) filed on March 26, 2021, as amended by Post-Effective Amendment No. 1 filed on March 10, 2023 (such registration as amended, the “Prior Registration Statement”) are carried forward to this Registration Statement on Form F-3. The Registrants previously paid filing fees for the Unsold Securities in an aggregate amount of $1,102,000. Such aggregate amount of filing fees associated with the offering of the Unsold Securities is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities will be deemed terminated as of the effective date of this Registration Statement on Form F-3.